UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2025

Quantum Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-13449	94-2665054
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(I.R.S. Employer Identification No.)

10770 E. Briarwood Avenue
Centennial,	CO		80112
(Address of Principal Executive Offices)			(Zip Code)

(408)	944-4000
Registrant's telephone number, including area code

N/A
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	QMCO	Nasdaq Global Market

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 27, 2025, the Board of Directors (the “Board”) of Quantum Corporation (the “Company”), on the recommendation of the Corporate Governance and Nominating Committee, appointed James C. Clancy and Tony J. Blevins as directors effective August 27, 2025, to serve in such capacity until the Company’s 2025 annual meeting of stockholders or until their earlier resignation, removal or disqualification.

Mr. Clancy and Mr. Blevins will be entitled to receive compensation for their service on the Board consistent with the Company’s standard compensation program for non-employee directors, as described under the heading “Non-Employee Director Compensation” in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on August 26, 2025. That description is incorporated in this Current Report on Form 8-K by reference.

In connection with their appointment to the Board, Mr. Clancy and Mr. Blevins each executed an offer letter, a copy of which is filed herewith as Exhibit 10.1 and 10.2 (the “Offer Letters”), the Company’s standard director indemnification agreement, and the Company’s standard Director Change in Control Agreement, copies of which have been previously filed with the SEC. The Offer Letters contemplate that the Company will grant to each of Mr. Clancy and Mr. Blevins a pro-rated portion of a new director equity grant of restricted stock units (“RSUs”) in accordance with the Company’s standard non-employee director equity compensation program. The RSUs will vest upon the earlier of one year from the date of approval of the award or the next annual meeting of stockholders of the Company, subject to continued service on the Board.

There are no arrangements or understandings between Mr. Clancy or Mr. Blevins and any other persons pursuant to which they were appointed as a director of the Company and there are no transactions between Mr. Clancy or Mr. Blevins and the Company that would be required to be reported under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Clancy or Mr. Blevins and any director or executive officer of the Company.

The foregoing description of the Offer Letters does not purport to be complete and is qualified in its entirety by reference to such agreements, copies of which are attached hereto as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.
10.1#	Offer Letter dated August 27, 2025 by and between the Company and James C. Clancy.
10.2#	Offer Letter dated August 27, 2025 by and between the Company and Tony J. Blevins.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
# Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Quantum Corporation
(Registrant)

August 28, 2025	/s/ Laura A. Nash
(Date)	Laura A. Nash
Chief Accounting Officer